PROMISSORY NOTE

(Purchase Price)

$ 58,074,056.52	March 21, 2014

FOR VALUE RECEIVED, American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“Maker”), whose principal office is located at 405 Park Avenue, 15th floor, New York, NY 10022 promises to pay to the order of Barceló Crestline Corporation, a Maryland corporation (together with any and all of its successors and assigns and/or any other holder of this Note, “BCC”), whose principal office is located at 3950 University Drive, Suite 301, Fairfax, VA, 22030, in lawful money of the United States of America, at its office indicated above or wherever else BCC may specify, the sum of Fifty Eight Million Seventy-Four Thousand Fifty Six and 52/100 Dollars ($58,074,056.52), on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

1. USE OF PROCEEDS. Indebtedness evidenced by this Note constitutes a portion of the purchase price (the “Purchase Price”) required to be paid in accordance with that certain Agreement of Purchase and Sale, dated as of January 30, 2014, between (i) HFP Hotel Owner II, LLC, a Delaware limited liability company, CSB Stratford LLC, a Delaware limited liability company, and CC Technology Square LLC, a Delaware limited liability company, each a wholly owned direct or indirect subsidiary of BCC (“Sellers”), and (ii) ARC Hospitality Baltimore, LLC, ARC Hospitality Providence, LLC, ARC Hospitality Stratford, LLC and ARC Hospitality Ga Tech, LLC, all Delaware limited liability companies (“Purchasers”), as amended by First Amendment to Agreement for Purchase and Sale, dated March 11, 2014, between Sellers and Purchasers, as further amended by Second Amendment to Agreement for Purchase and Sale, dated March 21, 2014, between Sellers and Purchaser (as amended or assigned, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement. The principal amount of this Note may be increased on the first and second anniversary of the Closing Date, in accordance with Section 2.2.2 (c) and/or (d) of the Purchase Agreement, which such sections are hereby incorporated herein by reference. Maker is the indirect owner of each of the Purchasers and will derive a direct benefit from Purchasers’ closing under the Purchase Agreement.

2. MATURITY DATE. The entire principal balance of this Note, together with all accrued and unpaid interest thereon, if any, and any and all other amounts payable by Maker under this Note, shall be fully and immediately due and payable by Maker within ten (10) business days after the date that Maker or its parent corporation, American Realty Capital Hospitality Trust, Inc., has raised common equity in an aggregate amount equal to or greater than One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) (such date, the “Trigger Date”). From and after the date hereof, Maker shall provide written updates at least monthly to BCC of the aggregate amount of common equity raised by Maker or parent corporation. Maker shall fully and immediately pay to BCC (without prior request from BCC being required) the entire principal balance of this Note, together with all accrued and unpaid interest thereon, and any and all other amounts payable by Maker under this Note on the earlier of (i) within (10) days after the occurrence of the Trigger Date (and shall provide written notice to BCC within two (2) days after the occurrence of the Trigger Date) and (ii) the tenth (10th) anniversary of the date of this Note (the earlier of such two dates, the “Maturity Date”).

3. INTEREST RATE. Commencing on the date hereof and continuing until the Maturity Date, interest shall accrue on the unpaid principal balance of this Note at a rate of interest equal to 6.8% (the “Interest Rate”), compounded annually.

4. INTEREST AND FEE(S) COMPUTATION (ACTUAL/365). Interest and fees, if any, shall be computed, payable and allocated on the basis of a 360-day year consisting of twelve 30-day months.

5. MONTHLY PAYMENTS. Subject to the remainder of this Section 5, interest shall be paid by Maker to BCC monthly, in arrears, beginning on April 1, 2014 and continuing on the first day of each following month (each, a “Monthly Payment Date”). The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, if any, and any and all other amounts payable by Maker under this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, Maker may defer any amounts due to BCC on a Monthly Payment Date that occurs prior to July 7, 2014 (the “Defer Period”); provided however, that on the first Monthly Payment Date to occur after the Defer Period, Maker shall pay to BCC all accrued, but unpaid interest then outstanding.

6. PREPAYMENT TERMS. Maker may pay the principal amount outstanding under this Note, in whole or in part, together with any accrued and unpaid interest thereon, at any time or from time to time, without penalty or premium.

7. METHOD AND APPLICATION OF PAYMENTS. All payments made hereunder shall be made in lawful money of the United States of America. Monies received by BCC from any source for application toward payment of the Obligations shall be applied first, to cost of enforcement (as set forth in Section 11 of this Note), second, to accrued interest, and third, to principal. If any payment received by BCC under this Note is rescinded, avoided, invalidated, declared to be fraudulent or preferential, set aside, or for any reason returned by BCC (or repaid by BCC) because of any adverse claim or threatened action, the returned or repaid payment shall remain payable as an Obligation under this Note as though such payment had not been made. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by BCC of any payment in an amount less than the amount then due pursuant to this Note shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive, impair or extinguish any right or remedy available to BCC hereunder or under the Purchase Agreement, or (b) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. EDT shall be deemed to be received on, and shall be posted as of, the following business day. Whenever any payment under this Note falls due on a day which is not a business day, such payment may be made on the next succeeding business day.

8. EVENTS OF DEFAULT. Each of the following shall constitute an event of default by Maker under this Note (each, an “Event of Default”)

  a. Failure to make any Monthly Payment or other payment due hereunder within two (2) days after written notice from BCC that such failure has occurred; and

  b. Failure to comply with any covenant or obligation set forth in this Note, not otherwise provided for in Section 8(a) within ten (10) days after written notice from BCC that such failure has occurred.

9. REMEDIES; DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default, BCC may take such action at law or equity, without notice or demand, as it deems advisable to protect and enforce its rights hereunder, including, but not limited to, declaring the entire principal then outstanding, together with any accrued interest thereon, immediately due and payable. Without limiting the foregoing, if, and for so long as, any Monthly Payment or other payment due under this Note (subject to Maker’s right to defer Monthly Payments during the Defer Period) remains past due for five (5) days or more, interest under this Note shall accrue on the unpaid principal balance at the rate of twenty percent (20%) per annum (the “Default Interest Rate”), compounded monthly, beginning on the date such payment was due until such time as Maker pays to BCC such past due amounts together with any amounts that become due during such time.

10. DEFINITIONS. Obligations. The term “Obligations”, as used in this Note refers to any and all indebtedness and other obligations under this Note of Maker to BCC.

11. COST OF ENFORCEMENT; ATTORNEYS’ FEES AND OTHER COSTS. Maker shall pay all of BCC’s reasonable expenses incurred to (1) enforce its right under this Note, and (2) to enforce or collect any of the Obligations, including, without limitation, as a result of an Event of Default by Maker, in each case, including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

12. USURY. If at any time the effective interest rate under this Note (including the Default Interest Rate) would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by BCC in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Maker.

13. WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an officer of BCC. No waiver by BCC of any default shall operate as a waiver of any other default or the same default on a future occasion. Neither the failure nor any delay on the part of BCC in exercising any right, power, or remedy under this Note or the Purchase Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except to the extent otherwise provided by the Purchase Agreement or prohibited by law, Maker waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.

14. NOTICES. Any notice, request, demand, consent, approval or other communication under or in accordance with this Note shall be in writing and delivered by hand against receipt or sent by recognized overnight delivery service or by facsimile. All notices shall be addressed as follows:

If to BCC:	with a copy to:

Simon Pedro Barceló	Holland & Knight LLP
C/. José Rover Motta, 27	1600 Tysons Boulevard
07006 Palma de Mallorca	Suite 700
Spain	Tysons Corner, Virginia 22102
Phone: 011 34 (971) 771 700	Attn: William J. Mutryn
Fax: 011 34 (971) 466 720	Phone: (703) 720-8069
Fax: (703) 720-8610

If to Maker:	with a copy to:

ARC Hospitality Trust	Jesse Galloway
405 Park Avenue, 15th Floor	c/o AR Capital, LLC
New York, NY 10022	405 Park Avenue, 15th Floor
Tel. No.: 212.415.6505	New York, NY 10022
Fax No.: 857.207.3397	Tel. No.: (212) 415-6516
Attention: Jonathan Mehlman	Fax No.: (646) 861-7751
Tel. No.: (646) 626-8857
Fax No.: (646) 381-0539

or to such other addresses as may be designated by a proper notice. Notices shall be deemed to be effective upon receipt (or refusal thereof) if personally delivered or sent by recognized overnight delivery service, or upon electronically verified transmission, if such delivery is by facsimile. Notices may be given on behalf of a party by such party’s legal counsel.

15. MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. BCC’s interests in and rights under this Note are freely assignable, in whole or in part, by BCC. Maker shall not assign its rights and interest hereunder without the prior written consent of BCC, and any attempt by Maker to assign without BCC’s prior written consent is null and void. Any assignment shall not release Maker from the Obligations. Applicable Law; Conflict Between Documents. This Note shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws principles thereof. Jurisdiction. Maker irrevocably agrees to nonexclusive personal jurisdiction in the State of Delaware. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Interpretation; Captions. Any reference in this Notice to the term “person” shall mean any individual, person or entity; as required by the context, the singular shall include the plural, the plural the singular, the neuter gender shall include the male gender and female gender and vice versa. The captions contained in this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note. Posting of Payments. All payments received on business days after 2:00 p.m. EDT at the office of BCC first shown above shall be deemed received at the opening of the next business day. Fees and Taxes. Maker shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction assessed or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BCC BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS NOTE OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. FINAL AGREEMENT. This Note and the Purchase Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

16. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF MAKER BY EXECUTION HEREOF AND BCC BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BCC TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN THE PURCHASE AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

17. PROMISSORY NOTE SUBORDINATION TO THE LOAN. In connection with the execution of this Note, Maker, BCC and the financing bank of the Maker will enter into a “Subordination and Standstill Agreement” in the form attached hereto as Attachment 1.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Maker, on the day and year first above written, has caused this Note to be executed under seal.

MAKER:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:
Name:
Title:	Authorized Signatory

ATTACHMENT 1:

Form of Subordination and Standstill Agreement

IN WITNESS WHEREOF, Maker, on the day and year first above written, has caused this Note to be executed under seal.

MAKER:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Hospitality Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

Signature Page-Promissory Note (Owned/Leased Assets)

ATTACHMENT 1:

Form of Subordination and Standstill Agreement

EXECUTION VERSION

SUBORDINATION AND STANDSTILL AGREEMENT

THIS SUBORDINATION AND STANDSTILL AGREEMENT (this “Agreement”) dated as of March ___, 2014, is made by and among GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation having an office at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and assigns, “Senior Lender”) and BARCELÓ CRESTLINE CORPORATION, a Maryland corporation having an address at 3950 University Drive, Suite 301, Fairfax, VA 22030 (together with its successors and permitted assigns, “Unsecured Note Lender”) and AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an address at 405 Park Avenue, 15th Floor, New York, NY 10022 (together with its successors and permitted assigns, “Unsecured Note Borrower”).

R E C I T A L S

A. As of the date hereof, Senior Lender is making a loan (the “Senior Loan”) to ARC Hospitality Baltimore, LLC and ARC Hospitality Providence, LLC, each a Delaware limited liability company (each or collectively, “Borrower”), in the original principal amount of $[45,500,000], which Senior Loan is evidenced by, inter alia, that certain Loan Agreement between Senior Lender and Borrower, dated as of even date herewith (the “Senior Loan Agreement”) and secured by, inter alia, that certain mortgages and/or deeds of trust on properties owned by Borrower (collectively, the “Properties”).

B. Pursuant to those certain two Promissory Notes of even date herewith issued by Unsecured Note Borrower for the benefit of Unsecured Note Lender, Unsecured Note Lender is making two loans to Unsecured Note Borrower in the aggregate original principal amount of $[$62,000,000] (the “Unsecured Note”), which Unsecured Note is unsecured by collateral.

C. On the date hereof, Unsecured Note Borrower is contributing a portion of the proceeds of the Unsecured Note to Borrower and such proceeds, together with the Senior Loan, are being applied towards the purchase of the Properties.

D. Being a condition requested by the Senior Lender, in order to make the Senior Loan, Senior Lender, Unsecured Note Lender and Unsecured Note Borrower are willing enter into this Agreement with respect to the relationship between the Unsecured Note and the Senior Loan.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Covenants Regarding Unsecured Loan. From and after the date hereof until the earlier to occur of (x) the repayment in full of the Unsecured Note and (y) the repayment in full of the Senior Loan (the “Term”), (a) neither Unsecured Note Lender nor Unsecured Note Borrower shall, without prior consent of the Senior Lender, (i) enter into any other agreement with respect to the Unsecured Note or (ii) amend, restate, replace, supplement, sever, split or otherwise modify the Unsecured Note in effect as of

1

the date hereof and (b) Unsecured Note Lender shall not, without prior consent of the Senior Lender, sell or assign, grant participation interests in, pledge, hypothecate or otherwise transfer all or any portion of the Unsecured Note or any interest therein to any other Person. Unsecured Note Lender and Unsecured Note Borrower hereby agree that (i) any such other agreement and any such other amendment, restatement, replacement, supplement or other modification entered into after the date hereof without prior consent of the Senior Lender shall be void ab initio and of no force or effect and (ii) any other agreement between Unsecured Note Lender and Unsecured Note Borrower (other than those that are subject to clause (i) of this sentence) shall be subject to the terms and conditions of this Agreement. Unsecured Note Borrower agrees that it shall not request any additional loan proceeds from Unsecured Note Lender with respect to the Properties except to the extent provided in Section 2.2.2(c) and (d) of that certain Agreement of Purchase and Sale by and between HFP Hotel Owner II, LLC, CSB Stratford, LLC, CC Technology Square, LLC, as seller, and ARC Hospitality Baltimore, LLC, ARC Hospitality Providence, LLC, ARC Hospitality Stratford, LLC, ARC Hospitality Ga Tech, LLC, as purchaser.

2. Subordination. Unsecured Note Lender hereby acknowledges that the Unsecured Note is unconditionally subordinate and junior to the Senior Loan and the Senior Loan documents.

3. Standstill Agreement.

(a) Prior to the Trigger Date (as such term is defined in the Unsecured Note):

(1) Unsecured Note Lender shall not exercise any remedies under or with respect to the Unsecured Note; and

(2) if, in contravention of clause (1) above, Unsecured Note Lender takes any such action or proceeding and collects payment from Unsecured Note Borrower or any of its affiliates with respect to the Unsecured Note, all such payments shall be kept separate from other funds, shall be held in trust for the benefit of Senior Lender and shall be paid to Senior Lender immediately upon demand by Senior Lender to be applied to the Senior Loan.

4. Obligation To Repay. Unsecured Note Borrower shall repay the Unsecured Note to the Unsecured Senior Lender in full within ten (10) days of the occurrence of the Trigger Date.

5. Bankruptcy Proceedings.

(a) In any insolvency, bankruptcy or similar proceedings (collectively, a “Proceeding”) of Unsecured Note Borrower, to the extent not prohibited by applicable law, the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender (in its capacity as holder of the Senior Loan) and Unsecured Note Lender (in its capacity as holder of the Unsecured Note), even if the Senior Loan and/or any or all of the Senior Loan Documents are subordinated, re-characterized, set aside, avoided, invalidated or disallowed (including by settlement) in connection with any such Proceeding or otherwise.

(b) With respect to any Proceeding, Unsecured Note Lender (in its capacity as holder of the Unsecured Note) hereby irrevocably assigns and transfers to Senior Lender (in its capacity as holder of the Senior Loan) the right to file one or more proofs of claim; the right to vote all claims of Unsecured Note Lender (in its capacity as holder of the Unsecured Note); and the right to make any election in such Proceeding. Upon request by Senior Lender, Unsecured Note Lender (in its capacity as holder of the Unsecured Note) shall join with Senior Lender and execute and file such documents and

2

instruments as shall be necessary, in the opinion of counsel to Senior Lender, to give effect to the foregoing assignments and transfers but will not otherwise act in any Proceeding without first obtaining the written consent of Senior Lender to such action. Unsecured Note Lender (in its capacity as holder of the Unsecured Note) acknowledges that Senior Lender shall have the sole discretion to exercise or not exercise such assignments and transfers from time to time; and that such rights may be exercised solely in the interest of Senior Lender and without regard to the interest of Unsecured Note Lender (in its capacity as holder of the Unsecured Note) in any Proceeding.

(c) In connection with any Proceeding, Unsecured Note Lender (in its capacity as holder of the Unsecured Note) shall not (i) file, or seek the filing or confirmation, of any plan of reorganization or liquidation that contravenes the provision of this Agreement or (ii) assert any claim, motion, objection, or argument in connection with any Proceeding to the extent that such claim, motion, objection or argument is inconsistent with this Agreement or otherwise impairs the rights and remedies of Senior Lender under this Agreement.

(d) If, in or as a result of any Proceeding, Senior Lender returns, refunds or repays to Unsecured Note Borrower, Borrower or any trustee, receiver, committee or other representative appointed in such Proceeding any payment or proceeds in connection with any action, suit or proceeding alleging that the Senior Lender’s receipt of such payment or proceeds was a transfer voidable or avoidable under state or federal law, then Senior Lender shall be deemed not to have ever received such payment or proceeds for purposes of this Agreement in determining whether and when the Senior Loan obligations have been indefeasibly paid in full and performed in full.

6. No Challenges. Unsecured Note Lender agrees not to challenge, avoid, subordinate or contest or directly or indirectly to cause or support any other person or entity in challenging, avoiding, subordinating or contesting in any judicial or other proceeding involving Unsecured Note Borrower or Borrower, including any Proceeding, the priority, validity, extent, perfection or enforceability of the Senior Loan, the Senior Loan obligations, or the liens securing the Senior Loan.

7. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required or desired to be given hereunder shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier addressed as follows:

To Unsecured Note Lender:

Barceló Crestline Corporation

3950 University Drive, Suite 301

Fairfax, VA 22030

Attention: General Counsel

Facsimile No. 571-529-6091

with a copy to:

Holland & Knight, LLP

1600 Tysons Boulevard

Suite 700

Tysons Corner, VA 22012

Attention: William Mutryn

Facsimile No. 703-720-8610

3

And to:

Simon Pedro Barceló

C/. José Rover Motta, 27

07006 Palma de Mallorca

Spain

Fax: 011 34 (971) 466 720

To Senior Lender:

German American Capital Corporation

60 Wall Street, 10th Floor

New York, NY 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No. (212) 797-4489

And to:

German American Capital Corporation

60 Wall Street, 10th Floor

New York, NY 10005

Attention: General Counsel

Facsimile No. (646)736-5721

with a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Attention: Jeannie Bionda, Esq.

Facsimile No. (212) 836-6534

And to:

Wells Fargo Bank, NA

Duke Energy Center

550 S. Tryon Street, 12th Floor

Charlotte, NC 28202

MAC D1086-120

Attention: Rachel McCray-Harms

Facsimile No. (704) 715-0347

4

To Unsecured Note Borrower:

American Realty Hospitality Operating Partnership, LP

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: 212.415.6505

Fax No.: 857.207.3397

Attention: Jon Mehlman

Facsimile No. (646) 861-7784

with a copy to:

AR Capital, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Attention: Jesse Galloway

Facsimile No. (646) 861-7751

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

8. Estoppel Provisions.

(a) Unsecured Note Lender shall, within 10 days following a request from Senior Lender during the Term of this Agreement, provide Senior Lender with a written statement, in a form reasonably acceptable to Senior Lender, setting forth the then outstanding principal balance of the Unsecured Note, the aggregate accrued and unpaid interest thereunder, and stating whether any default or event of default (regardless of whether or not such default or event of default has been waived) under the Unsecured Note has occurred.

(b) Unsecured Note Lender hereby makes the following representations and warranties as of the date hereof with the understanding that Senior Lender will be relying on the truth and accuracy thereof:

(1) The outstanding principal balance of the Unsecured Note is $[$62,000,000].

(2) No default or event of default under the Unsecured Note exists or has been waived by Unsecured Note Lender.

9. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time on or prior to the date that is ninety-one (91) days after the expiration of the Term, any payment or repayment of the Senior Loan is rescinded, set aside or returned by Senior Lender to Borrower or any other Person in connection with any Proceeding or otherwise.

10. Further Assurances. During the Term of this Agreement, so long as any Senior Loan document encumbers the Properties or any portion thereof, Unsecured Note Lender will execute, acknowledge and deliver upon demand any subordinations or other instruments, in form and substance

5

reasonably acceptable to Senior Lender, that Senior Lender reasonably requires in order to carry out the provisions of this Agreement.

11. Successors and Assigns. This Agreement, during its Term, shall bind all successors and assigns of Unsecured Note Lender and Senior Lender and shall inure to the benefit of all successors and assigns of Senior Lender and Unsecured Note Lender. Nothing in this Section 11 shall derogate from the prohibition, without prior consent of the Senior Lender, on any sale, assignment, grant of participation interests in, pledge, hypothecation or other transfer of all or any interest in the Unsecured Note to any other party pursuant to Section 1(b) hereof.

12. Counterpart Originals. This Agreement may be executed in counterpart originals, each of which shall constitute the same agreement. Electronically transmitted counterparts shall constitute originals for all purposes under this Agreement.

13. GOVERNING LAW. THE PARTIES AGREE THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, UNSECURED NOTE LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

14. CONSENT TO JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST EITHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT SENIOR LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND UNSECURED NOTE LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND UNSECURED NOTE LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. UNSECURED NOTE LENDER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

80 State Street

Albany, NY 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND UNSECURED NOTE LENDER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO UNSECURED NOTE LENDER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN

6

EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON UNSECURED NOTE LENDER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. UNSECURED NOTE LENDER (I) SHALL GIVE PROMPT NOTICE TO SENIOR LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY NEW YORK LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST UNSECURED NOTE LENDER IN ANY OTHER JURISDICTION.

15. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF THE PARTIES TO THIS AGREEMENT, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES TO THIS AGREEMENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

17. No Third Party Beneficiaries; Modifications. The parties hereto do not intend the benefits of this Agreement to inure to any other person or entity, including Borrower or any of its direct or indirect owners.

18. Authority. Each of Unsecured Note Lender, Unsecured Note Borrower and Senior Lender hereby represent and warrant to the other parties hereto as of the date hereof that (a) it has been duly authorized to enter into this Agreement, (b) this Agreement has duly executed and delivered by it and (3) this Agreement constitutes a legal, valid and binding agreement of it, enforceable in all material respects in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or generally affecting the rights of creditors and by general principals of equity.

[Balance Of Page Intentionally Left Blank]

7

IN WITNESS WHEREOF, Senior Lender, Unsecured Note Lender and Unsecured Note Borrower have executed this Subordination Agreement as of the date and year first set forth above.

UNSECURED NOTE LENDER:

BARCELÓ CRESTLINE CORPORATION

By:
Name:
Title:

UNSECURED NOTE BORROWER:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

SENIOR LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

By:
Name:
Title: